AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

$660,000	October 1, 2011

FOR VALUE RECEIVED, and intending to be legally bound hereby, GENERAL AUTOMOTIVE COMPANY, a Nevada corporation with principal offices located at 5422 Carrier Dr., Suite 309, Orlando, Florida 32819 (the “Maker”), promises to pay to the order of DOUGLAS J. NAGEL (the “Payee”), the principal sum of Six Hundred Sixty Thousand ($660,000) Dollars (the “Principal Amount”) together with interest thereon at a rate per annum of nine (9%) percent (the “Interest Rate”) calculated on the basis of a 365-day year, for the actual number of days elapsed (the “Indebtedness.”)

The Indebtedness evidenced by this Amended and Restated Convertible Promissory Note (the “Amended Note”) arises from obligations set forth in a prior convertible promissory note made by Maker to the order of Payee dated August 18, 2010 (the “Prior Note”.) The indebtedness evidenced by the Prior Note was due and payable in full by the Maker on August 18, 2011, and Maker, in order to avoid default with respect to the Prior Note, and for other good and valuable consideration, the receipt of which is hereby acknowledged, has agreed to the terms and conditions set forth in this Amended Note.

Interest accrued at the Interest Rate shall be paid in installments by the Maker to the Payee on or before the 15th day of each month for interest accrued during the preceding month. The entire Principal Amount, together with all remaining interest thereon at the Interest Rate is due and payable in full on or before August 12, 2012 (the “Maturity Date.”) The Indebtedness may be prepaid by Maker at any time at Maker’s sole discretion subject to the Payee’s conversion rights herein.

Commencing the date hereof, at any time prior to full payment of the Indebtedness, Payee shall have the right to convert the Indebtedness, or any portion thereof to shares of common stock of the Maker (the “Common Stock”) at the price of Five ($0.05) Cents per share subject to adjustment from time to time as follows (the “Conversion Price”):

(1)                 If the number of outstanding shares of Common Stock is increased by a dividend of shares, or split-up, or by a stock split, or by any other subdivision, then the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Amended Note shall be increased in proportion to such increase of outstanding shares of Common Stock.

(2)                 If the number of outstanding shares of Common Stock is decreased by a combination of the outstanding shares or by a reverse stock split, then following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Amended Note shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

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In order convert the Indebtedness or any portion thereof, Payee shall deliver to Maker at its offices written notice of his intention to convert, which notice shall set forth the amount of the Indebtedness to be converted (“Notice of Conversion”). The Payee shall surrender this Amended Note at the offices of Maker together with the Notice of Conversion. If the Payee elects to convert only a portion of the Indebtedness, then the Maker shall deliver to the Payee a new promissory note providing for the payment on the Maturity Date of all Indebtedness remaining subsequent to the conversion. No fractional shares shall be issued upon the conversion of this Note. In lieu of issuing any fractional shares, Maker shall pay to the holder in cash any remainder resulting after the number of whole shares is determined as a result of the conversion.

The shares of Common Stock converted by Payee shall be issued in the Payee’s name and delivered to the Payee by the Maker within ten (10) business days of Maker’s receipt of the Notice of Conversion. The shares of Common Stock converted by Payee shall be held by Payee with all the rights and privileges of a holder of Common Stock and shall be subject to any and all dividends, distributions, subdivisions, declarations, payments, reclassifications, combinations, or other actions taken by Maker affecting the Common Stock.

In the event of any transaction affecting Maker, including but not limited to any recapitalizaton, reorganization, reclassification, consolidation, merger, or sale of all or substantially all of Maker’s assets, whereby the holders of the Common Stock shall be entitled to receive cash, stock or any other asset or benefit in exchange for Common Stock, Maker shall, prior to the consummation of such transaction, at Payee's sole discretion, make appropriate provisions, reasonably acceptable to Payee, vesting Payee with all rights and benefits which Payee would have obtained had Payee fully exercised his conversion rights in the Common Stock prior to the consummation of the transaction.

The Indebtedness is secured by a first lien on, and security interest in 10,750,000 shares of common stock owned by Maker in Greencell, Inc., a Delaware public corporation (the “Greencell Stock.”) Upon twenty days written notice to the Payee, the Maker may sell all or a portion of the Greencell Stock for the purpose of paying the Indebtedness in full, subject to the approval by the Payee of terms and conditions for payment in full of the Indebtedness upon the closing of any such sale of the Greencell Stock. Payee's security rights and interests are more fully set forth in that certain Pledge and Security Agreement among Payee and Maker of even date herewith.

Maker may prepay the principal balance, or any portion hereof at any time, without penalty; provided that all accrued interest, fees, and costs shall remain due and payable. All payments under this Amended Note shall be made by Maker without defense, set-off or counterclaim in immediately available funds and delivered to Payee at Payee’s office located at 2450 Oak Industrial Drive, Grand Rapids, Michigan 49505, or at such other place as shall be designated in writing by Payee.

The liabilities and obligations of Maker hereunder shall be unconditional without regard to the liability or obligations of any party and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Payee, including without limitation, any release of any party, guarantor, or any collateral, or any extension of time, renewal, waiver of other modification. Any failure of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time-to-time thereafter.

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This Amended Note shall be governed as to its validity, interpretation and effect by the internal laws of the State of Florida for contracts made and to be performed within the State of Florida. The terms of this Amended Note may not be changed or amended orally but only by a writing signed by Payee. In any legal proceeding involving, directly or indirectly, any matter arising out of or related to this Amended Note, or the relationship evidenced hereby or thereby, Maker, and Payee by its acceptance hereof, hereby irrevocably submits to the jurisdiction of any court in Miami-Dade county in the State of Florida or the United States District Court for the Southern District of Florida and agrees not to raise any objection to such jurisdiction or to the laying or maintaining of the venue of any such proceeding in such county.

It shall be an event of default hereunder if: (i) any portion of the Indebtedness is not paid when due; (ii) Maker breaches any of the warranties or covenants contained in this Amended Note, or the Pledge and Security Agreement; (iii) Maker commences a voluntary petition for bankruptcy protection pursuant tothe United States Bankruptcy Code; or (iv) there shall be commenced against Maker an involuntary petition for bankruptcy protection pursuant to the United States Bankruptcy Code and any such proceeding shall remain undismissed for a period of 60 days. Upon the occurrence of an event of default, the entire Indebtedness may become, or may be declared to be, due and payable.

Maker and endorsers of the Amended Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and herby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

The Maker hereby agrees to pay all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by the Payee in the collection of the Indebtedness evidenced by this Amended Note or in enforcing any of the rights, powers, remedies, and privileges of the Payee hereunder.  As used in this Amended Note, the term "attorneys' fees" shall mean reasonable charges and expenses for legal services rendered to or on behalf of the Payee in connection with the collection of the Indebtedness evidenced by this Amended Note at any time whether prior to the commencement of judicial proceedings and/or thereafter at the trial and/or appellate level and/or in pre- and post judgment or bankruptcy proceedings

If any provision of this Amended Note shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any other provision hereof, but this Amended Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

This Amended Note is an amendment and replacement solely of those terms and conditions of the Prior Note as identified herein. Nothing herein or in any other document executed in connection herewith shall be construed to constitute a waiver of any other terms and conditions of the Prior Note. Nothing herein or in any other document executed in connection herewith shall be construed to constitute payment or satisfaction of the Prior Note or to release or terminate any collateral security therefor.

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IN WITNESS WHEREOF, intending to be legally bound hereby Maker has caused this Amended Note to be executed and delivered by one of its duly authorized officers, as an instrument under seal as of the day and year first above written.

GENERAL AUTOMOTIVE COMPANY

By: /s/ Daniel Valladao

DANIEL VALLADAO

Chief Executive Officer

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